   As filed with the Securities and Exchange Commission on October ___, 1996
                                                           Registration No. 333-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          ------------------------


                         NCI BUILDING SYSTEMS, INC.
           (Exact name of registrant as specified in its charter)



           DELAWARE                                        76-0127701
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)



                                 7301 FAIRVIEW
                             HOUSTON, TEXAS  77041
                                 (713) 466-7788
             (Address of registrant's principal executive offices)


                         NCI 401(K) PROFIT SHARING PLAN
                              (Full Title of Plan)

                          ------------------------


       Johnie Schulte, Jr.                   Copy to:   John K. Sterling, Esq.
President and Chief Executive Officer                  Gardere & Wynne, L.L.P.
    NCI Building Systems, Inc.                             1601 Elm Street
         7301 Fairview                                        Suite 3000
      Houston, Texas  77041                             Dallas, Texas  75201
        (713) 466-7788                                     (214) 999-4925


          (Name and address, including zip code, and telephone number, including area code, of registrant's agent for service)

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
         TITLE OF EACH CLASS                                PROPOSED MAXIMUM     PROPOSED MAXIMUM
         OF SECURITIES TO BE             AMOUNT TO BE        OFFERING PRICE      AGGREGATE OFFERING         AMOUNT OF
              REGISTERED                REGISTERED (1)(2)     PER SHARE (3)        PRICE (1)(3)        REGISTRATION FEE(3)
-----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value           300,000 shares           $31.50           $9,450,000.00         $2,863.64
===================================================================================================================================


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The shares of Common Stock, $.01 par value ("Common Stock"), of NCI Building Systems, Inc., a Delaware corporation (the "Registrant"), being registered hereby consist of shares to be acquired by the Trustees pursuant to the NCI 401(k) Profit Sharing Plan (the "Plan") for the accounts of participants.

(3) Calculated pursuant to Rule 457(h), based on the average of the high and low prices for the Common Stock on October 22, 1996, as quoted in the NASDAQ Stock Market.

================================================================================

                                     PART I

               INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to
     Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement.

          (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1995.

          (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended January 31, 1996.

          (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1996.

          (4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended July 31, 1996.

          (5) The Registrant's Current Report on Form 8-K dated November 13, 1995 and filed with the Commission on November 28, 1995 with respect to the acquisition of the business of Doors & Building Components, Inc.

          (6) The Registrant's Current Report on Form 8-K dated April 1, 1996 and filed with the Commission on April 9, 1996 with respect to the acquisition of the business of Mesco Metal Buildings, a division of Anderson Industries, Inc., amended by Form 8-K/A dated May 31, 1996 and filed with the Commission on May 31, 1996.

          (7) Annual Report of the Registrant's 401(K) Plan on Form 11-K dated October 21, 1996 and filed with the Commission on October 22, 1996.

          (8) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on February 22, 1992, which incorporated by reference the section titled "Description of Capital Stock" contained in the Prospectus filed with the Securities and Exchange Commission on April 7, 1992 as part of the Registrant's registration statement on Form S-1 (Registration No. 33-45612).

     In addition, all documents subsequently filed by the Registrant or its 401(k) Profit Sharing Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. The consolidated financial statements of the Registrant appearing in its latest Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 29, 1996, for the year ended October 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Gardere & Wynne, L.L.P., 1601 Elm Street, Suite 2600, Dallas, Texas 75201, counsel for the Registrant, has rendered an opinion as to the legality of the securities being registered hereby. John K. Sterling, a partner in Gardere & Wynne, L.L.P., owns 7,000 shares of Common Stock of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may, under certain circumstances, indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred by them in connection with certain civil suits or actions. In addition, Section 145 permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

     Article VI of the Registrant's By-laws require the Registrant to indemnify its officers and directors and certain other employees and agents against expenses incurred by them in defending or settling any actions or proceedings in which they are made parties because they are or were the Registrant's directors, officers, employees or agents. The Registrant's Restated Certificate of Incorporation also provides that no director shall be personally liable to the Registrant or its stockholders for any act or omission in such director's capacity as a director.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     4.1 NCI 401(k) Profit Sharing Plan Adoption Agreement, effective January 1, 1992, which includes therewith the 401(k) Profit Sharing Plan and the Trust Agreement pursuant to the NCI 401(k) Profit Sharing Plan. (1)

   * 4.2 NCI 401(k) Profit Sharing Adoption Agreement, effective January 1, 1993, which includes therewith the NationsBank Defined Contribution Master Plan and Trust Agreement, as amended.

   * 5.1         Opinion of Gardere & Wynne, L.L.P.

   *24.1         Consent of Ernst & Young LLP.

   *24.2         Consent of Gardere & Wynne, L.L.P. (included as part of
                 Exhibit 5.1).

   *25 Power of Attorney (set forth on the signature pages of the registration statement).

--------------------------

(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8 (Registration No. 33-52078) and incorporated herein by reference.

*    filed herewith

     In lieu of the opinion of counsel or determination letter contemplated by
Item 601(b)(5) of Regulation S-K, the Registrant hereby undertakes that it will submit the Plan and all amendments thereto to the Internal Revenue Service ("IRS") in a timely manner, and that it will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the annual report of the Plan pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered by them, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 14th day of October, 1996.


                          NCI BUILDING SYSTEMS, INC.
                          (Registrant)



                          By: /s/ Johnie Schulte
                             ----------------------------------------------
                             Johnie Schulte, President and Chief Executive
                             Officer

     Each person whose signature appears below hereby constitutes and appoints Johnie Schulte and Robert J. Medlock and each of them (with full power in each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission and the securities regulatory authorities of the several states registration statements, any amendment or post-effective amendments or any and all other documents in connection therewith, in connection with the registration under the Securities Act of 1933, as amended, or the registration or qualification under any applicable state securities laws or regulations, of interests in the Plan and shares of Common Stock issuable pursuant to such Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below in the City of Houston, State of Texas on the 14th day of October, 1996.

Name                            Title
----                            -----
/s/ Johnie Schulte              President, Chief Executive Officer and Director
-----------------------         (a principal executive officer)
Johnie Schulte


/s/ Robert J. Medlock           Vice President and Chief Financial Officer
-----------------------         (principal financial officer)
Robert J. Medlock


/s/ T.C. Arnett                 Director
-----------------------
T.C. Arnett

Name                                         Title
----                                         -----
/s/ William D. Breedlove                     Director
------------------------------
William D. Breedlove


/s/ Gary L. Forbes                           Director
------------------------------
Gary L. Forbes


/s/ Robert N. McDonald                       Director
------------------------------
Robert N. McDonald


/s/ C.A. Rundell, Jr.                        Director
------------------------------
C.A. Rundell, Jr.


/s/ Daniel D. Zabcik                         Director
------------------------------
Daniel D. Zabcik


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Trustee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 21st day of October, 1996.


                                NATIONSBANK OF GEORGIA, N.A., TRUSTEE FOR THE NCI 401(k) PROFIT SHARING PLAN


                                By: /s/ William N. Denton
                                   ---------------------------
                                Print Name: William N. Denton
                                           -------------------
                                Title: Vice President
                                      ------------------------

                               INDEX TO EXHIBITS


Exhibit
Number          Exhibit
------          -------
  4.1           NCI 401(k) Profit Sharing Plan Adoption Agreement,
                effective January 1, 1992, which includes therewith
                the 401(k) Profit Sharing Plan and the Trust Agreement
                pursuant to the NCI 401(k) Profit Sharing Plan. (1)

* 4.2           NCI 401(k) Profit Sharing Adoption Agreement, effective
                January 1, 1993, which includes therewith the NationsBank
                Defined Contribution Master Plan and Trust Agreement, as amended.

* 5.1           Opinion of Gardere & Wynne, L.L.P.

*24.1           Consent of Ernst & Young LLP.

*24.2           Consent of Gardere & Wynne, L.L.P. (included as part of
                Exhibit 5.1).

*25 Power of Attorney (set forth on the signature pages of the registration statement).



---------------------------

(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8 (Registration No. 33-52078) and incorporated herein by reference.

*    filed herewith